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                                                                     EXHIBIT 4.7

            CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

Certificate No.: 13
Issue Date: March 30, 2006
Amendment and Restatement Date: July 1, 2006

                               CANADIAN SOLAR INC.
    (Continued under the provisions of the Canada Business Corporations Act)
                                 as the Company

                                       and

                             HSBC HAV2 (III) LIMITED
                                  as Noteholder

                                   ----------

                                  US$2,350,000
                       CONVERTIBLE NOTE DUE MARCH 30, 2009

                                   ----------

The issue of this Convertible Note (the "CONVERTIBLE NOTE") was authorised by resolution of the Board of Directors of Canadian Solar Inc. (the "COMPANY") passed on November 30, 2005 pursuant to the agreement dated 16 November 2005 between, among others, the Company and the Noteholder (the "SUBSCRIPTION AGREEMENT").

The issue of this Convertible Note is subject to, in accordance with and with the benefit of the terms set out in the Subscription Agreement, and the conditions attached hereto which form part of this Convertible Note (the "CONDITIONS").

THIS IS TO CERTIFY that the Company will pay to the Noteholder the principal amount of TWO MILLION THREE HUNDRED FIFTY THOUSAND UNITED STATE DOLLARS (US$2,350,000) together with such interests and other additional amounts (if any) as may be payable under the Conditions on the Maturity Date (as defined in the Conditions) or on such earlier date as such sum may become payable in accordance with the Conditions.

The performance of the Company's obligations under this Convertible Note is guaranteed by Mr. QU Xiao Hua (the "FOUNDER").

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE DONE IN COMPLIANCE WITH AND PURSUANT TO THE TERMS OF THE INVESTMENT AGREEMENT DATED NOVEMBER 30, 2005 (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) AND ENTERED INTO, AMONG OTHERS, BETWEEN THE COMPANY AND THE NOTEHOLDER (THE "INVESTMENT AGREEMENT"). THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED


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

STATES SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY OTHER COUNTRY. THE INVESTMENT AGREEMENT (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) SHALL, TO THE EXTENT APPLICABLE, BE DEEMED TO BE AN AGREEMENT PURSUANT TO SECTION 108(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO). UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE NOTEHOLDER MUST NOT TRADE THE SECURITIES PRESENTED BY THIS CERTIFICATE BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE OF THIS CERTIFICATE AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

This Convertible Note and the Conditions are governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Convertible Note has been executed under seal by the Company on July 1, 2006.

THE COMMON SEAL of                )
CANADIAN SOLAR INC.               )
was affixed hereto                )   /s/
in the presence of :              )

SIGNED, SEALED and DELIVERED by   )
QU XIAO HUA                       )   /s/
in the presence of :              )


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                         CONDITIONS OF CONVERTIBLE NOTE

(A) In these Conditions:

1. the expressions "Company" and "Noteholder" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them;

2. terms defined in the Subscription Agreement shall have the same meanings herein unless otherwise defined; and

3. the following expressions shall, unless the context otherwise requires, have the following meanings:

     "2005 PAT" means the consolidated net profit after tax (excluding exceptional, extraordinary gains and prior year adjustments) of the Group in the financial statements for the twelve (12) months ending 28 February 2006 as prepared in accordance with IAS and audited by one of the "Big Four" accounting firms;

     "ADDITIONAL EQUITY SECURITIES" has the meaning ascribed to it in Condition
     (B)4(c)(ii);

     "AUTOMATIC CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(b);

     "CONVERSION PRICE" means the conversion price for the Convertible Note as determined in accordance with Conditions (B)3(c) and (B)4;

     "EVENT OF DEFAULT" has the meaning ascribed to it in Condition (B)7;

     "GUARANTEED 2005 PAT" means Six Million Five Hundred Thousand United States Dollars (US$6,500,000) minus any accounting charges incurred by the Company arising solely in connection with prior Condition (B)5(c)(iii)(II) (which was included previously in Schedule 5 to the Subscription Agreement prior to its amendment);

     "ISSUE DATE" means the date of issue of this Convertible Note;

     "MATURITY DATE" means a date which is three (3) years after the Issue Date; and

     "OPTIONAL CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(a).

(B) The Convertible Note shall carry the following rights, benefits and privileges and be subject to the following restrictions:

1.   Status

     The Convertible Note constitutes, or will after issue constitute, direct, unconditional, unsecured and unsubordinated obligations of the Company and rank pari passu (save for

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     certain creditors required to be preferred by law in Canada) equally with all other present and future unsecured and unsubordinated obligations of the Company.

2.   Interest and dividend

     (a) The Convertible Note shall bear interest from the Issue Date at the rate of twelve per cent (12%) per annum on the principal amount of the Convertible Note outstanding, such interest shall, subject to sub-paragraphs (b) and (c) below, accrue from day to day, be calculated on the basis of the actual number of days that elapsed in a year of 365 days and be payable as follows: (i) two per cent (2%) per annum shall be payable in cash by four equal quarterly instalments in arrears (the first payment being on the date falling three (3) months after the Issue Date), and (ii) ten per cent (10%) per annum shall be payable in a balloon payment as at the date of conversion or redemption as the case may be. In the event that the Convertible Note has been wholly converted into Common Shares in accordance with these Conditions, the Noteholder shall be entitled to interest in respect of the whole of the principal amount being converted for the period from the date immediately preceding the last interest payment date (or the Issue Date, as the case may be) up to and including the date of conversion, and such interest (which has not been paid before the conversion) shall be payable by the Company on the date of conversion.

     (b) Interest shall cease to accrue with effect from the date of conversion of the Convertible Note.

     (c) On redemption of the Convertible Note, interest shall cease to accrue with effect from the date the redemption monies have been paid in full.

     (d) The Noteholder agrees and acknowledges that the Shareholders as of the Issue Date are entitled to all audited retained earnings as of 28 February 2006. The Company shall not declare or pay any dividend before the completion of a Qualified IPO or redemption of all Convertible Notes, except with the prior written consent of all holders of all outstanding Convertible Notes.

          In the event that the Board declares a dividend or distribution on the Common Shares before the completion of a Qualified IPO or redemption of all Convertible Notes with the prior written consent of all holders of all outstanding Convertible Notes, the Company shall at the same time as such dividend or distribution is paid to the holders of Common Shares pay a special interest payment to the Noteholder where the Convertible Note remains outstanding, such that the Noteholder shall be entitled to its pro-rata share of the dividends on earnings accumulated after 28 February 2006. The special interest shall be calculated on an "as converted" basis as if the issued share capital of the Company had been enlarged (for the purpose of special interest payment) by the maximum number of Common Shares that could be converted upon the conversion of the outstanding Convertible Note at the then Conversion Price after adjustment (if any) in accordance with Condition (B)4, such that the special interest payment that the Noteholder receives is equal

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          to the dividend it would have received had the outstanding Convertible
          Notes been wholly converted into Common Shares immediately prior to the record date for calculation of dividend or distribution entitlements.

     (e) If payment of any principal or interest or other payment in respect of the Convertible Note is not made in full when due or if the Convertible Note is not converted in full into Common Shares on the date fixed for conversion, the Convertible Note shall bear an extraordinary interest, at a compounded rate of twelve per cent (12%) per annum, accruing from day to day on the basis of the actual number of days that elapsed in a year of 365 days, of:

          (i) in the case of interest accrued pursuant to Condition (B)2(a), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition
               (B)2(e)) is made in full;

          (ii) in the case of special interest accrued pursuant to Condition
               (B)2(d), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full;

          (iii) in the case of redemption, any outstanding amount of principal, premium or interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full; or

          (iv) in the case of conversion, any outstanding amount of principal not so converted, until conversion of the Convertible Note in full into Common Shares in accordance with these Conditions.

3.   Conversion

     (a) Optional Conversion. The whole or any part of the outstanding principal of the Convertible Note shall be convertible at the option of the Noteholder, at any time after the Issue Date but prior to the full redemption of the Convertible Note, and without the payment of any additional consideration therefore, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "OPTIONAL CONVERSION").

          Before the Noteholder shall be entitled to convert the Convertible
          Note into Common Shares and to receive any certificate therefor, such holder shall give written notice to the Company of not less than seven
          (7) Business Days (such notice shall not be withdrawn unless with the prior consent of the Board) at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender the certificate or certificates for the Convertible Note at the same address. Subject to the above, on the date of conversion the Company shall promptly issue and deliver to the Noteholder a certificate(s) for the number of Common Shares into which such Convertible Note is converted in the name of the Noteholder, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g).

     (b) Automatic Conversion. The outstanding principal of the Convertible Note shall automatically be converted (i) immediately before the completion of a Qualified IPO or (ii) upon Majority CN Approval, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "AUTOMATIC CONVERSION").

          The Company shall give to each holder of Convertible Notes a notice in writing of the Automatic Conversion within three (3) Business Days before the anticipated Automatic Conversion. In the event of an Automatic Conversion, the outstanding Convertible Note shall be converted automatically without any further action by the Noteholder and whether or not the certificate representing such Convertible Note is surrendered to the Company. The Company shall not be obligated to issue any certificate evidencing the Common Shares issuable upon such Automatic Conversion unless the certificate evidencing such Convertible Note is either delivered to the Company, or the holder notifies the Company that such certificate has been lost, stolen, or destroyed and provides such indemnity as may be reasonably required by the Board. The Company shall, as soon as practicable (any in any event within ten (10) Business Days) after such delivery of certificate evidencing the Convertible Note or such notification in the case of a lost, stolen, or destroyed certificate, issue and deliver to such Noteholder a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g). Within two (2) Business Days from the occurrence of Automatic Conversion, the Company shall notify the Noteholder in writing that Automatic Conversion has occurred.

     (c) Conversion Price. The Conversion Price per Common Share shall initially be US$4.94, subject to adjustment in accordance with Condition (B)4. The number of Common Shares to which a Noteholder shall be entitled upon conversion will be the number obtained by dividing the principal amount of the Convertible Note to be converted by the Conversion Price then in effect. The initial Conversion Price is calculated on the basis that (i) a total of Five Million Six Hundred and Sixty-Eight Thousand Four Hundred and Twenty (5,668,421) Common Shares have been issued on the Issue Date, (ii) the maximum number of Common Shares that may be issued pursuant to the ESOP shall not exceed One Million (1,000,000); (iii) Seven Hundred Thousand (700,000) Common Shares are expected to be issued by the Company to ATS; (iv) an aggregate of Two Million Six Hundred and Thirty-One Thousand Five Hundred and Eighty (2,631,579) Common Shares are expected to be issued to all Investors upon the full conversion of all Convertible Notes of an aggregate principle amount of Thirteen Million United States Dollars (US$13,000,000); and (v) the valuation of the Company after receiving all Convertible Notes proceeds of Thirteen Million United States Dollars (US$13,000,000) shall be Forty-Nine Million Four Hundred Thousand United States Dollars (US$49,400,000). For the purpose of clarity, the

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          total expected number of Common Shares to be in issue on a
          Fully-Diluted Basis as set forth above shall be Ten Million (10,000,000). The Conversion Price shall be subject to adjustments where any event set out in Condition (B)4 occurs or where the actual number of Common Shares in respect of paragraphs (ii) or (iii) above shall be different from the numbers set forth in the relevant paragraphs.

     (d) Conversion. Conversion of the Convertible Note may be effected in such manner as may be permitted by law and as the Board shall from time to time determine (subject to the provisions of the Applicable Law and the constitutional documents of the Company).

          Conversion shall be deemed to (in the case of Optional Conversion) have been made immediately prior to the close of business on the date of such surrender of the certificate(s) evidencing the Convertible Note to be converted, or (in the case of Automatic Conversion) on the date referred to in Condition (B)3(b). Nevertheless, with respect to any principal amount of the Convertible Note to be converted, such principal amount shall remain outstanding for all purposes until the date of conversion.

          For the avoidance of doubt, no conversion shall prejudice the right of a Noteholder to receive dividends and other distributions declared but not paid as at the date of conversion pursuant to the Subscription Agreement.

          The Common Shares issued upon Optional Conversion or Automatic Conversion shall rank pari passu in all respects with the Common Shares then in issue and be allotted and issued free from Encumbrances save that they shall not entitle the holder to any dividend declared or paid upon Common Shares in respect of the audited retained earnings as of 28 February 2006 as referred to Condition (B)2(d).

     (e) Sufficient authorised share capital. The Company shall ensure that at all times there is a sufficient number of authorized but unissued Common Shares in its authorised share capital to be issued in satisfaction of the conversion of the Convertible Note, whether the conversion is Optional Conversion or Automatic Conversion. The Company shall not do any act or thing if as a result the enforcement of the conversion of the Convertible Note would involve the issue of Common Shares at a discount.

     (f) Entry into register of members. Upon the issue of the Common Shares into which the Convertible Note is converted, the Company shall enter the Noteholder in its register of members in respect of the relevant number of Common Shares arising from such conversion. The Noteholder shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

     (g) Fractional shares. No fraction of an Common Share shall be issued upon conversion of the Convertible Note. In lieu of any fraction of an Common Share to which the Noteholder would otherwise be entitled upon conversion, the Company shall pay to such holder cash equal to the product of such fraction

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          multiplied by the fair market value of one Common Share on the date of conversion, as determined reasonably and in good faith by the Board.

4.   Adjustments to Conversion Price

     (a) Adjustments for Splits, Subdivisions, Combinations, or Consolidation of Common Shares. In the event the outstanding Common Shares shall be increased by share split, subdivision, or other similar transaction (apart from issuance of new Shares approved in writing by all holders of all outstanding Convertible Notes) into a greater number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of Common Shares. In the event the outstanding Common Shares shall be decreased by a reverse share split, combination, consolidation, or other similar transaction into a smaller number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of Common Shares.

     (b) Adjustments for Reclassification, Exchange and Substitution. If the Common Shares issuable upon conversion of the Convertible Note shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or consolidation of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Convertible Note shall be convertible into, in lieu of the number of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of shares of such other class or classes of shares in the capital of the Company into which the Common Shares that would have been subject to receipt by the Noteholder upon conversion of such Convertible Note immediately before that change would have been effected.

     (c)  Adjustments on Lower Price Issuance.

          (i) If and whenever the Company shall issue any "Additional Equity Securities" (as defined below) at any time after the Issue Date for a consideration per share less than the Conversion Price in effect on the date and immediately prior to such issue or on terms more favourable to the Person receiving the Additional Equity Securities than the Conditions, then and in each such event, the Conversion Price then in effect shall be reduced, concurrently with such issue, to the price per share received by the Company pursuant to the issue of such Additional Equity Securities.

          (ii) For the purposes of Condition (B)4(c)(i), "ADDITIONAL EQUITY SECURITIES" shall mean all Equity Securities issued after the Issue Date other than:


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               (I)  Common Shares issued or issuable at any time upon conversion of any Convertible Securities in issue as at the Issue Date;

               (II) Equity Securities issued or issuable out of the surplus of the Company as a dividend or distribution generally to members of the Company in proportion to their holdings of Common Shares (but subject to Condition (B)2(d));

               (III) Equity Securities issued at anytime upon exercise of any rights or options to subscribe for Equity Securities where the Conversion Price in effect immediately prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition
                    (B)4(c);

               (IV) Common Shares issued or issuable pursuant to an offer for subscription made by the Company upon a Qualified IPO;

               (V) Equity Securities issued or issuable pursuant to the consent in writing of all the members of the Company including all holders of all outstanding Convertible Notes;

               (VI) Equities Securities issued or issuable as a result of any share split or share consolidation or the like which does not affect the total amount of issued share capital in the Company provided that the Conversion Price in effect prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition (B)4;

               (VII) any subsequent Convertible Notes issued pursuant to the
                    Subscription Agreement;

               (VIII) the number of Common Shares issued or issuable pursuant to the ESOP provided that such number of Common Shares shall not be more One Million (1,000,000) on the calculation basis set out in Condition (B)3(c); and

               (IX) Common Shares to be issued to ATS, provided that the number of Common Shares shall not exceed Seven Hundred Thousand (700,000) on the calculation basis set out in Condition
                    (B)3(c).

          (iii) For the purpose of making any adjustment to the Conversion Price as provided in paragraph (i) above, the consideration received by the Company for any issue of Additional Equity Securities shall be computed:

               (I) to the extent it consists of cash, as to the amount of cash received by the Company (before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the


                                        7

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                    Company negotiated on an arm's length basis by the Company with such underwriting agent) in connection with such issue;

               (II) to the extent it consists of property other than cash, at the fair market value of that property as reasonably determined in good faith by an independent valuer appointed by the Board;

               (III) if Additional Equity Securities are issued together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Equity Securities; and

               (IV) if Additional Equity Securities are issued in connection with any merger in which the Company is the surviving company, the amount of consideration therefor will be deemed to be the fair market value (as reasonably determined in good faith by the Board) of such portion of the net assets and business of the non-surviving company as is attributable to such Additional Equity Securities.

               If the Additional Equity Securities comprise any rights or options to subscribe for, purchase, or otherwise acquire Common Shares, or any security convertible or exchangeable into Common Shares, then, in each case, the price per share received by the Company upon new issue of such Additional Equity Securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of Common Shares issuable on such exercise or conversion. Such granting or issue will be considered to be an issue for cash of the maximum number of Common Shares issuable on exercise or conversion at the price per share determined hereunder, and the Conversion Price will be adjusted as above provided to reflect (on the basis of that determination) the issue. No further adjustment of such Conversion Price will be made as a result of the actual issuance of Common Shares on the exercise of any such rights or options or the conversion of any such convertible securities.

               Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Shares, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of
               (I) the issuance of only the number of Common Shares theretofor actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (II) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     (d) Adjustments for Other Distributions. Subject to Condition (B)2(d), in the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, any distribution payable in securities of the Company other than Common Shares and other than as adjusted elsewhere in this Condition (B)4, then and in each such event provision shall be made so that the Noteholder shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of securities of the Company which it would have received had its Convertible Note been converted into Common Shares immediately prior to such record date or on the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Condition (B)4 with respect to the rights of the Noteholder. Subject again to Condition (B)2(d), if the Company shall declare a distribution payable in securities of other Persons, evidence of indebtedness of the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in this Condition (B)4(d), the Noteholder shall be entitled to a proportionate share of any such distribution as though it were the holders of the number of Common Shares into which its Convertible Note is convertible as of the record date fixed for determination of the holders of Common Shares entitled to receive such distribution.

     (e) Guaranteed 2005 PAT. If the 2005 PAT is less than Six Million United States Dollars (US$6,000,000), the Conversion Price shall be adjusted in the following manner:

           Conversion Price   =   Initial Conversion   X
          immediately after        Price set out in        2005 PAT
            the adjustment         Condition (B)3(c)

                                                           Guaranteed 2005 PAT


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

          For the avoidance of doubt, no adjustment to the Conversion Price shall be required where the 2005 PAT equals to or is more than Six Million United States Dollars (US$6,000,000).

     (f) ESOP. In the event that the total number of Common Shares issuable under the ESOP shall be less than One Million (1,000,000) on the calculation basis set out in Condition (B)3(c), the Conversion Price then in effect shall be increased in proportion to the percentage decrease in the number of enlarged share capital after taking into account of all Common Shares issuable under the ESOP.

     (g) Save as expressly provided in this Condition (B)4, there shall be no other adjustment in the Conversion Price. Exhibit (A) sets out examples of adjustments to the Conversion Price for illustration purpose only.

     (h) Extension of General Offer. So long as any Convertible Notes are outstanding and the Company becomes aware that an offer is made or an invitation is extended to all holders of Common Shares generally to acquire all or some of the Common Shares or any scheme of arrangement is proposed for that acquisition, the Company shall forthwith give notice to all holders of outstanding Convertible Notes and the Company shall use its best endeavours to ensure that there is made or extended at the same time a similar offer or invitation, or that the scheme of arrangement is extended, to each holder of Convertible Note, as if its conversion rights had been fully exercised on a date which is immediately before the record date for the offer or invitation or the scheme of arrangement at the Conversion Price applicable at that time.

     (i) No Impairment. The Company shall not, by amendment of its constitutional documents of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Condition (B)4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Noteholder against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Condition
          (B)4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to the Noteholder a certificate setting forth: (I) such adjustment or readjustment, (II) the facts upon which such adjustment or readjustment is based, (III) the applicable Conversion Price then in effect, and (IV) the number of Common Shares and the amount, if any, of other property which the Noteholder would receive upon the conversion of the Convertible Note.

     (k) Notices of Record Date. In the event that the Company shall propose at any time to:

          (i) declare any dividend or distribution upon the Common Shares or other class or series of shares, whether in cash, property, share, or other securities, and whether or not a regular cash dividend;

          (ii) offer for subscription pro rata to the holders of any class or series of its capital any additional shares of any class or series or other rights;

          (iii) effect any reclassification or recapitalisation of the Common Shares outstanding involving a change in the Common Shares; or

          (iv) merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital of the Company, or to liquidate, dissolve, or wind up, then, in connection with each such event, the Company shall send to the Noteholder:

          (1) at least fourteen (14) Business Days' prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (i) to (iv) of this Condition (B)4(j); and

          (2)  in the case of the matters referred to in subparagraphs (i) to
               (iv) of this Condition (B)4(j), at least fourteen (14) Business Days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the Noteholder.

5.   Redemption

     (a) Unless previously redeemed or converted as provided in these Conditions, the Noteholder has the right to require the Company to forthwith redeem all or part of the Convertible Note:

          (i) if the Company has not completed a Qualified IPO before the Maturity Date, provided that the Noteholder shall give a written notice of not less than three (3) months to the Company at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender of the certificate(s) for the Convertible Note. If the Noteholder fails or refuses to deliver to the Company the certificate(s) for the Convertible Note, the Company may retain the redemption monies until delivery of such certificate or of an indemnity in respect thereof as the Board may reasonably require and shall within three (3) Business Days thereafter pay the redemption monies to such holder. No holder of a Convertible Note shall have any claim against the Company for interest on any redemption monies so retained; or

          (ii) at any time after the occurrence of an Event of Default upon written demand from the Noteholder. The Company shall redeem the Convertible Note (or such relevant part) to which such demand relates forthwith upon receipt of such demand. Redemption of the Convertible Note upon occurrence of an Event of Default will not require the Noteholder to surrender to the Company the certificate(s) for the Convertible Note.

     (b) Upon written consent of all holders of all outstanding Convertible Notes, the Company may redeem all or any portion of the then outstanding principal, interest or other payment due under this Convertible Note, before the Maturity Date.

     (c) The redemption monies in respect of the Convertible Note (or the relevant part thereof) comprise of:

          (i)  the principal amount so redeemed;

          (ii) arrears of interest, special interest and extraordinary interest accrued in accordance with Condition (B)2; and

          (iii) any outstanding amount payable in respect of the Convertible Note (or the relevant part thereof).

     (d) The Convertible Note (or such portion thereof) so redeemed shall be cancelled and may not be re-issued.

6.   Transferability

     (a) The Noteholder may transfer the whole or part of the rights in respect of this Convertible Note, provided that (without prejudice to any right of co-sale of the Noteholder):

               (I) the Noteholder shall first negotiate with the Founder on terms of the intended transfer before entering into agreement on the transfer if the transfer is intended to be made any other Person not being an Affiliate of the Noteholder;

               (II) the transfer will not be subject to or will be exempted from the prospectus and registration requirements under the Ontario Securities Act; and

               (III) the transferee shall have executed and delivered to the
                    Company, as a condition precedent to any such transfer, a joinder agreement in form and substance satisfactory to the Company and all holders of Convertible Notes under which the transferee undertakes to be bound by certain provisions of the Subscription Agreement and the Investment Agreement, including without limiting the generality of the forgoing the obligation to first negotiation with the Founder on terms of any subsequent intended transfer by such transferee.

               For the avoidance of doubt, the Noteholder may transfer the Convertible Note to (i) any Person apart from the Founder where no agreement has been reached between the Noteholder and the Founder on the intended transfer within reasonable time or (ii) any of its Affiliates.

     (b) Title to this Convertible Note passes only upon the cancellation of the existing certificate and the issue of a new certificate (or new certificates in the case of a transfer of part of this Convertible
          Note) in accordance with Condition (B)6(c).

     (c) In relation to any transfer of this Convertible Note permitted under or otherwise pursuant to this Condition (B)6:

          (i) this Convertible Note may be transferred by execution of a form of transfer as specified by the Board under the hands of the transferor and the transferee (or their duly authorised representatives) or, where either the transferor or transferee is a corporation, executed by a duly authorised officer or director thereof. In this Condition, a "transferor" shall, where the context permits or requires, includes joint transferors and shall be construed accordingly; and

          (ii) save for loss destruction, the certificate(s) for this Convertible Note must be delivered for cancellation to the Company accompanied by (a) a duly executed transfer form; (b) in the case of the execution of the transfer form on behalf of a corporation by its officers or directors, the authority of that person or those persons to do so. The Company shall, within three
               (3) Business Days of receipt of such documents from the Noteholder, cancel the existing certificate for this Convertible Note and issue a new certificate for this Convertible Note (or new certificates in the case of a transfer of part of this Convertible Note) under the seal of the Company and the Founder, in favour of the transferee.

7.   Events of Default

     Any of the following shall constitute an "Event of Default":

     (a) if the Company fails to pay any amount principal or interest on the due date under these Conditions, the Subscription Agreement or the Transaction Documents and such default is not remedied within seven
          (7) Business Days of the due date;

     (b) if any Group Company or the Founder is in material default in the due performance of any other of its/his covenants or obligations to the Noteholder under these Conditions, the Subscription Agreement or the Transaction Documents and such default remains not remedied for seven (7) Business Days after written notice thereof has been given to the Company or such other defaulting party by the Noteholder;

     (c) save as stated or referred to in the Disclosure Letter, if any representation or warranty made by the Company or the Founder in the Subscription Agreement or the Transaction Documents is or would be materially incorrect, misleading or untrue;

     (d) if any Group Company (or, to the extent applicable, the Founder) takes any corporate action or other steps are taken or legal proceedings are started or threatened to start for its winding-up, dissolution, administration or re-organisation (apart from the Re-organisation) (whether by way of voluntary arrangement, creditors' actions or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, security trustee or similar officer of it or of any or all of its revenues and assets, without the prior written consent of all shareholders of the Company and all holders of all the outstanding Convertible Notes;

     (e) if any Group Company (or, to the extent applicable, the Founder) is dissolved and/or wound-up in any way or ceases or attempts to cease its activities or a major part thereof, or if any Group Company has discontinued or materially changed the nature of its business, or if any Group Company merges or consolidates with any other company or legal entity without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (f) if there is, or is proposed or agreed to be, a change in Control in any of the Group Company without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (g) if the Founder is in material default of any of his/its covenants or obligations under the Investment Agreement;

     (h) if the Company fails to deliver to each Investor on or before April 30, 2006 the Satisfactory Audited Reports in accordance with Clause 3.2(A) of the Subscription Agreement;

     (i) if all or a material part of the properties or rights or interests of any Group Company or the Founder are nationalised or expropriated;

     (j) if there is, or is proposed or agreed to be, any transfer of all or substantially all of the assets of any Group Company or the Founder without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (k) if any Group Company or the Founder is unable to pay its/his debts as they fall due, commences negotiations with any one or more of its/his creditors with a view to the general readjustment or rescheduling of its/his indebtedness or makes a general assignment for the benefit of or a composition with its/his creditors;

     (l) if at any time it is or becomes unlawful for any Group Company or the Founder to perform or comply with any or all of its obligations under these Conditions, the Subscription Agreement or the Transaction Documents, or any of the obligations of any Group Company or the Founder under these Conditions, the Subscription Agreement or the Transaction Documents cease to be legal, valid, binding and enforceable;

     (m) if any Group Company or the Founder repudiates the Subscription Agreement or any of the Transaction Documents or does or causes to be done any act or thing evidencing an intention to repudiate the Subscription Agreement or any of the Transaction Documents;

     (n) if any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of any Group Company;

     (o) if any of the Group Company fails to obtain all necessary Governmental Approvals to own its assets and to carry on its businesses, or any of such Governmental Approvals is not valid or is subject to any suspension, cancellation or revocation;

     (p) if the Founder or a company or corporation wholly Controlled by the Founder is no longer the largest Shareholder of the Company without the prior written consent from all holders of all outstanding Convertible Notes and holders of Shares issued upon conversion of Convertible Notes; or

     (q) if the proceeds of the Subscription Price is not used for the purpose stated in Clause 2.4 of the Subscription Agreement;

     (r) if any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraphs; or

     (s)  if any Group Company fails to comply with any Applicable Law.

8.   Guarantee

     (a)  The Founder irrevocably and unconditionally:

          (i) guarantees to the Noteholder punctual and due performance by the Company of all its obligations under the Convertible Note from time to time and the due payment and discharge of all such sums of money and liabilities expressed to be due, owing or incurred or payable and unpaid by the Company to the Noteholder pursuant to the Subscription Agreement and these Conditions from time to time or as a result of any breach thereof

               (including all reasonable expenses, including legal fees and Taxes incurred by the Noteholder in connection with any of the above);

          (ii) undertakes with the Noteholder that whenever the Company does not pay any amount when due under or in connection with the Convertible Note, he shall immediately on demand pay that amount as if he was the principal obligor; and

          (iii) indemnifies the Noteholder immediately on demand against any cost, loss or liability suffered by the Noteholder if any obligation guaranteed by him (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Noteholder would otherwise have been entitled to recover.

     (b) This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company under the Convertible Note, regardless of any intermediate payment or discharge in whole or in part.

     (c) If any payment to the Noteholder (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is avoided or reduced for any reason including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event:

          (i) the liability of the Company shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

          (ii) the Noteholder shall be entitled to recover the value or amount of that security or payment from the Founder, as if the payment, discharge, avoidance or reduction had not occurred.

     (d) The obligations of the Founder under this Condition (B)8 will not be affected by an act, omission, matter or thing which, but for this Condition, would reduce, release or prejudice any of its obligations under this Condition (without limitation and whether or not known to the Noteholder) including:

          (i) any time, waiver or consent granted by the Noteholder or other Person;

          (ii) the release of the Company or any other Person under the terms of any composition or arrangement with any creditor of any member of the Group;

          (iii) any lack of power, authority or legal personality of or dissolution or change in the members or status of the Company;

          (iv) any amendment (however fundamental) or replacement of the Convertible Note;

          (v) any unenforceability, illegality or invalidity of any obligation of any Person under the Convertible Note; and

          (vi) any bankruptcy, insolvency or similar proceedings.

     (e) The Founder hereby subordinates to the Noteholder any right he may have of first requiring the Noteholder (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from the Founder under this Condition (B)8 except to preserve any such claim. This waiver applies irrespective of any law or any provision of the Convertible Note to the contrary.

     (f) This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Noteholder.

     (g) Without prejudice to the Noteholder's rights against the Company, the Founder shall be deemed a principal obligor in respect of his obligations under this guarantee and not merely a surety and, accordingly, the Founder shall not be discharged nor shall his liability hereunder be affected by any act or thing or means whatsoever by which such liability would have been discharged or affected if the Founder had not been a principal obligor.

     (h) Until all moneys, obligations and liabilities (including contingent obligations and liabilities) due, owing or incurred by the Company under the Convertible Note have been paid or discharged in full, the Founder waives all rights of subrogation and indemnity against the Company and agrees not to claim any set-off or counterclaim against the Company or to claim to prove in competition with the Noteholder in the event of the bankruptcy, insolvency or liquidation of the Company.

     (i) All sums payable under this guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future Taxes, duties and/or other charges.

9.   Payment and Taxation

     (a) All payments in respect of the Convertible Note will be made without withholding or deduction of or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong, Canada or any authority therein or thereof having power to tax unless the withholding or deduction of such Taxes, duties, assessments or governmental charges is required by law. In that event, the Company or the Founder (as the case may be) will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholder after such withholding or deduction shall equal the respective amounts receivable in respect of the Convertible Note in the absence of such withholding or deduction provided that, notwithstanding any agreement to the contrary, no such additional amounts shall be payable by the Company or the Founder (as the case may be) in respect of any amounts deemed under Canadian income tax laws to constitute interest paid upon conversion of the Convertible Note.

     (b) All payments to the Noteholder shall be made in United States Dollars (or another currency as the Noteholder may otherwise specify in writing), not later than 4:00 p.m. (Hong Kong time) on the due date, by remittance to such bank account as the Noteholder may notify from time to time.

     (c) If the due date for payment of any amount in respect of the Convertible Note is not a Business Day, the Noteholder shall be entitled to payment on the next following Business Day in the same manner but shall not be entitled to be paid any interest in respect of any such delay.

     (d) The Company shall pay any and all issue and other Taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Shares on conversion of the Convertible Note, provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of the Convertible Note (or rights attached thereto) requested by the Noteholder.

10.  Replacement certificate

     If the certificate for this Convertible Note is lost or mutilated, the Noteholder shall forthwith notify the Company and a replacement certificate for this Convertible Note shall be issued if the Noteholder provides the Company with (i) a declaration by the Noteholder or its officer or director that this Convertible Note had been lost or mutilated (as the case may be) or other evidence that the certificate for this Convertible Note had been lost or mutilated; and (ii) an appropriate indemnity in such form and content as the Board may reasonably require. The certificate for this Convertible Note which has been replaced in accordance with this Condition
     (B)10 shall forthwith be cancelled.

                                      * * *

Exhibit (A) to the Conditions of Convertible Note

            CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

Certificate No.: 14
Issue Date: March 30, 2006
Amendment and Restatement Date: July 1, 2006

                               CANADIAN SOLAR INC.
    (Continued under the provisions of the Canada Business Corporations Act)
                                 as the Company

                                       and

                          JAFCO ASIA TECHNOLOGY FUND II
                                  as Noteholder

                                   ----------

                                  US$1,300,000
                       CONVERTIBLE NOTE DUE MARCH 30, 2009

                                   ----------

The issue of this Convertible Note (the "CONVERTIBLE NOTE") was authorised by resolution of the Board of Directors of Canadian Solar Inc. (the "COMPANY") passed on November 30, 2005 pursuant to the agreement dated 16 November 2005 between, among others, the Company and the Noteholder (the "SUBSCRIPTION AGREEMENT").

The issue of this Convertible Note is subject to, in accordance with and with the benefit of the terms set out in the Subscription Agreement, and the conditions attached hereto which form part of this Convertible Note (the "CONDITIONS").

THIS IS TO CERTIFY that the Company will pay to the Noteholder the principal amount of ONE MILLION THREE HUNDRED THOUSAND UNITED STATE DOLLARS (US$1,300,000) together with such interests and other additional amounts (if any) as may be payable under the Conditions on the Maturity Date (as defined in the Conditions) or on such earlier date as such sum may become payable in accordance with the Conditions.

The performance of the Company's obligations under this Convertible Note is guaranteed by Mr. QU Xiao Hua (the "FOUNDER").

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE DONE IN COMPLIANCE WITH AND PURSUANT TO THE TERMS OF THE INVESTMENT AGREEMENT DATED NOVEMBER 30, 2005 (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) AND ENTERED INTO, AMONG OTHERS, BETWEEN THE COMPANY AND THE NOTEHOLDER (THE "INVESTMENT AGREEMENT"). THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY OTHER COUNTRY. THE INVESTMENT AGREEMENT (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) SHALL, TO THE EXTENT APPLICABLE, BE DEEMED TO BE AN AGREEMENT PURSUANT TO SECTION 108(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO). UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE NOTEHOLDER MUST NOT TRADE THE SECURITIES PRESENTED BY THIS CERTIFICATE BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE OF THIS CERTIFICATE AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

This Convertible Note and the Conditions are governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Convertible Note has been executed under seal by the Company on July 1, 2006.

THE COMMON SEAL of                )
CANADIAN SOLAR INC.               )
was affixed hereto                )
in the presence of:               )
                                  )   /s/


SIGNED, SEALED and DELIVERED by   )
QU XIAO HUA                       )
in the presence of                )   /s/

                         CONDITIONS OF CONVERTIBLE NOTE

(A)  In these Conditions:

1. the expressions "Company" and "Noteholder" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them;

2. terms defined in the Subscription Agreement shall have the same meanings herein unless otherwise defined; and

3. the following expressions shall, unless the context otherwise requires, have the following meanings:

     "2005 PAT" means the consolidated net profit after tax (excluding exceptional, extraordinary gains and prior year adjustments) of the Group in the financial statements for the twelve (12) months ending 28 February 2006 as prepared in accordance with IAS and audited by one of the "Big Four" accounting firms;

     "ADDITIONAL EQUITY SECURITIES" has the meaning ascribed to it in Condition
     (B)4(c)(ii);

     "AUTOMATIC CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(b);

     "CONVERSION PRICE" means the conversion price for the Convertible Note as determined in accordance with Conditions (B)3(c) and (B)4;

     "EVENT OF DEFAULT" has the meaning ascribed to it in Condition (B)7;

     "GUARANTEED 2005 PAT" means Six Million Five Hundred Thousand United States Dollars (US$6,500,000) minus any accounting charges incurred by the Company arising solely in connection with prior Condition (B)5(c)(iii)(II) (which was included previously in Schedule 5 to the Subscription Agreement prior to its amendment);

     "ISSUE DATE" means the date of issue of this Convertible Note;

     "MATURITY DATE" means a date which is three (3) years after the Issue Date; and

     "OPTIONAL CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(a).

(B) The Convertible Note shall carry the following rights, benefits and privileges and be subject to the following restrictions:

1.   Status

     The Convertible Note constitutes, or will after issue constitute, direct, unconditional, unsecured and unsubordinated obligations of the Company and rank pari passu (save for certain creditors required to be preferred by law in Canada) equally with all other present and future unsecured and unsubordinated obligations of the Company.

2.   Interest and dividend

     (a) The Convertible Note shall bear interest from the Issue Date at the rate of twelve per cent (12%) per annum on the principal amount of the Convertible Note outstanding, such interest shall, subject to sub-paragraphs (b) and (c) below, accrue from day to day, be calculated on the basis of the actual number of days that elapsed in a year of 365 days and be payable as follows: (i) two per cent (2%) per annum shall be payable in cash by four equal quarterly instalments in arrears (the first payment being on the date falling three (3) months after the Issue Date), and (ii) ten per cent (10%) per annum shall be payable in a balloon payment as at the date of conversion or redemption as the case may be. In the event that the Convertible Note has been wholly converted into Common Shares in accordance with these Conditions, the Noteholder shall be entitled to interest in respect of the whole of the principal amount being converted for the period from the date immediately preceding the last interest payment date (or the Issue Date, as the case may be) up to and including the date of conversion, and such interest (which has not been paid before the conversion) shall be payable by the Company on the date of conversion.

     (b) Interest shall cease to accrue with effect from the date of conversion of the Convertible Note.

     (c) On redemption of the Convertible Note, interest shall cease to accrue with effect from the date the redemption monies have been paid in full.

     (d) The Noteholder agrees and acknowledges that the Shareholders as of the Issue Date are entitled to all audited retained earnings as of 28 February 2006. The Company shall not declare or pay any dividend before the completion of a Qualified IPO or redemption of all Convertible Notes, except with the prior written consent of all holders of all outstanding Convertible Notes.

          In the event that the Board declares a dividend or distribution on the Common Shares before the completion of a Qualified IPO or redemption of all Convertible Notes with the prior written consent of all holders of all outstanding Convertible Notes, the Company shall at the same time as such dividend or distribution is paid to the holders of Common Shares pay a special interest payment to the Noteholder where the Convertible Note remains outstanding, such that the Noteholder shall be entitled to its pro-rata share of the dividends on earnings accumulated after 28 February 2006. The special interest shall be calculated on an "as converted" basis as if the issued share capital of the Company had been enlarged (for the purpose of special interest payment) by the maximum number of Common Shares that could be converted upon the conversion of the outstanding Convertible Note at the then Conversion Price after adjustment (if any) in accordance with Condition (B)4, such that the special interest payment that the Noteholder receives is equal to the dividend it would have received had the outstanding Convertible Notes been wholly converted into Common Shares immediately prior to the record date for calculation of dividend or distribution entitlements.

     (e) If payment of any principal or interest or other payment in respect of the Convertible Note is not made in full when due or if the Convertible Note is not converted in full into Common Shares on the date fixed for conversion, the Convertible Note shall bear an extraordinary interest, at a compounded rate of twelve per cent (12%) per annum, accruing from day to day on the basis of the actual number of days that elapsed in a year of 365 days, of:

          (i) in the case of interest accrued pursuant to Condition (B)2(a), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition
               (B)2(e)) is made in full;

          (ii) in the case of special interest accrued pursuant to Condition
               (B)2(d), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full;

          (iii) in the case of redemption, any outstanding amount of principal, premium or interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full; or

          (iv) in the case of conversion, any outstanding amount of principal not so converted, until conversion of the Convertible Note in full into Common Shares in accordance with these Conditions.

3.   Conversion

     (a) Optional Conversion. The whole or any part of the outstanding principal of the Convertible Note shall be convertible at the option of the Noteholder, at any time after the Issue Date but prior to the full redemption of the Convertible Note, and without the payment of any additional consideration therefore, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "OPTIONAL CONVERSION").

          Before the Noteholder shall be entitled to convert the Convertible
          Note into Common Shares and to receive any certificate therefor, such holder shall give written notice to the Company of not less than seven
          (7) Business Days (such notice shall not be withdrawn unless with the prior consent of the Board) at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender the certificate or certificates for the Convertible Note at the same address. Subject to the above, on the date of conversion the Company shall promptly issue and deliver to the Noteholder a certificate(s) for the number of Common Shares into which such Convertible Note is converted in the name of the Noteholder, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g).

     (b) Automatic Conversion. The outstanding principal of the Convertible Note shall automatically be converted (i) immediately before the completion of a Qualified IPO or (ii) upon Majority CN Approval, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "AUTOMATIC CONVERSION").

          The Company shall give to each holder of Convertible Notes a notice in writing of the Automatic Conversion within three (3) Business Days before the anticipated Automatic Conversion. In the event of an Automatic Conversion, the outstanding Convertible Note shall be converted automatically without any further action by the Noteholder and whether or not the certificate representing such Convertible Note is surrendered to the Company. The Company shall not be obligated to issue any certificate evidencing the Common Shares issuable upon such Automatic Conversion unless the certificate evidencing such Convertible Note is either delivered to the Company, or the holder notifies the Company that such certificate has been lost, stolen, or destroyed and provides such indemnity as may be reasonably required by the Board. The Company shall, as soon as practicable (any in any event within ten (10) Business Days) after such delivery of certificate evidencing the Convertible Note or such notification in the case of a lost, stolen, or destroyed certificate, issue and deliver to such Noteholder a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g). Within two (2) Business Days from the occurrence of Automatic Conversion, the Company shall notify the Noteholder in writing that Automatic Conversion has occurred.

     (c) Conversion Price. The Conversion Price per Common Share shall initially be US$4.94, subject to adjustment in accordance with Condition (B)4. The number of Common Shares to which a Noteholder shall be entitled upon conversion will be the number obtained by dividing the principal amount of the Convertible Note to be converted by the Conversion Price then in effect. The initial Conversion Price is calculated on the basis that (i) a total of Five Million Six Hundred and Sixty-Eight Thousand Four Hundred and Twenty (5,668,421) Common Shares have been issued on the Issue Date, (ii) the maximum number of Common Shares that may be issued pursuant to the ESOP shall not exceed One Million (1,000,000); (iii) Seven Hundred Thousand (700,000) Common Shares are expected to be issued by the Company to ATS; (iv) an aggregate of Two Million Six Hundred and Thirty-One Thousand Five Hundred and Eighty (2,631,579) Common Shares are expected to be issued to all Investors upon the full conversion of all Convertible Notes of an aggregate principle amount of Thirteen Million United States Dollars (US$13,000,000); and (v) the valuation of the Company after receiving all Convertible Notes proceeds of Thirteen Million United States Dollars (US$13,000,000) shall be Forty-Nine Million Four Hundred Thousand United States Dollars (US$49,400,000). For the purpose of clarity, the total expected number of Common Shares to be in issue on a Fully-Diluted Basis as set forth above shall be Ten Million (10,000,000). The Conversion Price shall be subject to adjustments where any event set out in Condition (B)4 occurs or where the actual number of Common Shares in respect of paragraphs (ii) or (iii) above shall be different from the numbers set forth in the relevant paragraphs.

     (d) Conversion. Conversion of the Convertible Note may be effected in such manner as may be permitted by law and as the Board shall from time to time determine (subject to the provisions of the Applicable Law and the constitutional documents of the Company).

          Conversion shall be deemed to (in the case of Optional Conversion) have been made immediately prior to the close of business on the date of such surrender of the certificate(s) evidencing the Convertible Note to be converted, or (in the case of Automatic Conversion) on the date referred to in Condition (B)3(b). Nevertheless, with respect to any principal amount of the Convertible Note to be converted, such principal amount shall remain outstanding for all purposes until the date of conversion.

          For the avoidance of doubt, no conversion shall prejudice the right of a Noteholder to receive dividends and other distributions declared but not paid as at the date of conversion pursuant to the Subscription Agreement.

          The Common Shares issued upon Optional Conversion or Automatic Conversion shall rank pari passu in all respects with the Common Shares then in issue and be allotted and issued free from Encumbrances save that they shall not entitle the holder to any dividend declared or paid upon Common Shares in respect of the audited retained earnings as of 28 February 2006 as referred to Condition (B)2(d).

     (e) Sufficient authorised share capital. The Company shall ensure that at all times there is a sufficient number of authorized but unissued Common Shares in its authorised share capital to be issued in satisfaction of the conversion of the Convertible Note, whether the conversion is Optional Conversion or Automatic Conversion. The Company shall not do any act or thing if as a result the enforcement of the conversion of the Convertible Note would involve the issue of Common Shares at a discount.

     (f) Entry into register of members. Upon the issue of the Common Shares into which the Convertible Note is converted, the Company shall enter the Noteholder in its register of members in respect of the relevant number of Common Shares arising from such conversion. The Noteholder shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

     (g) Fractional shares. No fraction of an Common Share shall be issued upon conversion of the Convertible Note. In lieu of any fraction of an Common Share to which the Noteholder would otherwise be entitled upon conversion, the Company shall pay to such holder cash equal to the product of such fraction multiplied by the fair market value of one Common Share on the date of conversion, as determined reasonably and in good faith by the Board.

4.   Adjustments to Conversion Price

     (a) Adjustments for Splits, Subdivisions, Combinations, or Consolidation of Common Shares. In the event the outstanding Common Shares shall be increased by share split, subdivision, or other similar transaction (apart from issuance of new Shares approved in writing by all holders of all outstanding Convertible Notes) into a greater number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of Common Shares. In the event the outstanding Common Shares shall be decreased by a reverse share split, combination, consolidation, or other similar transaction into a smaller number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of Common Shares.

     (b) Adjustments for Reclassification, Exchange and Substitution. If the Common Shares issuable upon conversion of the Convertible Note shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or consolidation of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Convertible Note shall be convertible into, in lieu of the number of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of shares of such other class or classes of shares in the capital of the Company into which the Common Shares that would have been subject to receipt by the Noteholder upon conversion of such Convertible Note immediately before that change would have been effected.

     (c)  Adjustments on Lower Price Issuance.

          (i) If and whenever the Company shall issue any "Additional Equity Securities" (as defined below) at any time after the Issue Date for a consideration per share less than the Conversion Price in effect on the date and immediately prior to such issue or on terms more favourable to the Person receiving the Additional Equity Securities than the Conditions, then and in each such event, the Conversion Price then in effect shall be reduced, concurrently with such issue, to the price per share received by the Company pursuant to the issue of such Additional Equity Securities.

          (ii) For the purposes of Condition (B)4(c)(i), "ADDITIONAL EQUITY SECURITIES" shall mean all Equity Securities issued after the Issue Date other than:

               (I) Common Shares issued or issuable at any time upon conversion of any Convertible Securities in issue as at the Issue Date;

               (II) Equity Securities issued or issuable out of the surplus of the Company as a dividend or distribution generally to members of the Company in proportion to their holdings of Common Shares (but subject to Condition (B)2(d));

               (III) Equity Securities issued at anytime upon exercise of any rights or options to subscribe for Equity Securities where the Conversion Price in effect immediately prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition
                    (B)4(c);

               (IV) Common Shares issued or issuable pursuant to an offer for subscription made by the Company upon a Qualified IPO;

               (V) Equity Securities issued or issuable pursuant to the consent in writing of all the members of the Company including all holders of all outstanding Convertible Notes;

               (VI) Equities Securities issued or issuable as a result of any share split or share consolidation or the like which does not affect the total amount of issued share capital in the Company provided that the Conversion Price in effect prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition (B)4;

               (VII) any subsequent Convertible Notes issued pursuant to the
                    Subscription Agreement;

               (VIII) the number of Common Shares issued or issuable pursuant to the ESOP provided that such number of Common Shares shall not be more One Million (1,000,000) on the calculation basis set out in Condition (B)3(c); and

               (IX) Common Shares to be issued to ATS, provided that the number of Common Shares shall not exceed Seven Hundred Thousand (700,000) on the calculation basis set out in Condition
                    (B)3(c).

          (iii) For the purpose of making any adjustment to the Conversion Price as provided in paragraph (i) above, the consideration received by the Company for any issue of Additional Equity Securities shall be computed:

               (I) to the extent it consists of cash, as to the amount of cash received by the Company (before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company negotiated on an arm's length basis by the Company with such underwriting agent) in connection with such issue;

               (II) to the extent it consists of property other than cash, at the fair market value of that property as reasonably determined in good faith by an independent valuer appointed by the Board;

               (III) if Additional Equity Securities are issued together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Equity Securities; and

               (IV) if Additional Equity Securities are issued in connection with any merger in which the Company is the surviving company, the amount of consideration therefor will be deemed to be the fair market value (as reasonably determined in good faith by the Board) of such portion of the net assets and business of the non-surviving company as is attributable to such Additional Equity Securities.

               If the Additional Equity Securities comprise any rights or options to subscribe for, purchase, or otherwise acquire Common Shares, or any security convertible or exchangeable into Common Shares, then, in each case, the price per share received by the Company upon new issue of such Additional Equity Securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of Common Shares issuable on such exercise or conversion. Such granting or issue will be considered to be an issue for cash of the maximum number of Common Shares issuable on exercise or conversion at the price per share determined hereunder, and the Conversion Price will be adjusted as above provided to reflect (on the basis of that determination) the issue. No further adjustment of such Conversion Price will be made as a result of the actual issuance of Common Shares on the exercise of any such rights or options or the conversion of any such convertible securities.

               Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Shares, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of
               (I) the issuance of only the number of Common Shares theretofor actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (II) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     (d) Adjustments for Other Distributions. Subject to Condition (B)2(d), in the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, any distribution payable in securities of the Company other than Common Shares and other than as adjusted elsewhere in this Condition (B)4, then and in each such event provision shall be made so that the Noteholder shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of securities of the Company which it would have received had its Convertible Note been converted into Common Shares immediately prior to such record date or on the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Condition (B)4 with respect to the rights of the Noteholder. Subject again to Condition (B)2(d), if the Company shall declare a distribution payable in securities of other Persons, evidence of indebtedness of the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in this Condition (B)4(d), the Noteholder shall be entitled to a proportionate share of any such distribution as though it were the holders of the number of Common Shares into which its Convertible Note is convertible as of the record date fixed for determination of the holders of Common Shares entitled to receive such distribution.

     (e)  [intentionally omitted]

     (f) ESOP. In the event that the total number of Common Shares issuable under the ESOP shall be less than One Million (1,000,000) on the calculation basis set out in Condition (B)3(c), the Conversion Price then in effect shall be increased in proportion to the percentage decrease in the number of enlarged share capital after taking into account of all Common Shares issuable under the ESOP.

     (g) Save as expressly provided in this Condition (B)4, there shall be no other adjustment in the Conversion Price. Exhibit (A) sets out examples of adjustments to the Conversion Price for illustration purpose only.

     (h) Extension of General Offer. So long as any Convertible Notes are outstanding and the Company becomes aware that an offer is made or an invitation is extended to all holders of Common Shares generally to acquire all or some of the Common Shares or any scheme of arrangement is proposed for that acquisition, the Company shall forthwith give notice to all holders of outstanding Convertible Notes and the Company shall use its best endeavours to ensure that there is made or extended at the same time a similar offer or invitation, or that the scheme of arrangement is extended, to each holder of Convertible Note, as if its conversion rights had been fully exercised on a date which is immediately before the record date for the offer or invitation or the scheme of arrangement at the Conversion Price applicable at that time.

     (i) No Impairment. The Company shall not, by amendment of its constitutional documents of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Condition (B)4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Noteholder against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Condition
          (B)4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to the Noteholder a certificate setting forth: (I) such adjustment or readjustment, (II) the facts upon which such adjustment or readjustment is based, (III) the applicable Conversion Price then in effect, and (IV) the number of Common Shares and the amount, if any, of other property which the Noteholder would receive upon the conversion of the Convertible Note.

     (k) Notices of Record Date. In the event that the Company shall propose at any time to:

          (i) declare any dividend or distribution upon the Common Shares or other class or series of shares, whether in cash, property, share, or other securities, and whether or not a regular cash dividend;

          (ii) offer for subscription pro rata to the holders of any class or series of its capital any additional shares of any class or series or other rights;

          (iii) effect any reclassification or recapitalisation of the Common Shares outstanding involving a change in the Common Shares; or

          (iv) merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital of the Company, or to liquidate, dissolve, or wind up, then, in connection with each such event, the Company shall send to the Noteholder:

          (1) at least fourteen (14) Business Days' prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (i) to (iv) of this Condition (B)4(j); and

          (2)  in the case of the matters referred to in subparagraphs (i) to
               (iv) of this Condition (B)4(j), at least fourteen (14) Business Days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the Noteholder.

5.   Redemption

     (a) Unless previously redeemed or converted as provided in these Conditions, the Noteholder has the right to require the Company to forthwith redeem all or part of the Convertible Note:

          (i) if the Company has not completed a Qualified IPO before the Maturity Date, provided that the Noteholder shall give a written notice of not less than three (3) months to the Company at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender of the certificate(s) for the Convertible Note. If the Noteholder fails or refuses to deliver to the Company the certificate(s) for the Convertible Note, the Company may retain the redemption monies until delivery of such certificate or of an indemnity in respect thereof as the Board may reasonably require and shall within three (3) Business Days thereafter pay the redemption monies to such holder. No holder of a Convertible Note shall have any claim against the Company for interest on any redemption monies so retained; or

          (ii) at any time after the occurrence of an Event of Default upon written demand from the Noteholder. The Company shall redeem the Convertible Note (or such relevant part) to which such demand relates forthwith upon receipt of such demand. Redemption of the Convertible Note upon occurrence of an Event of Default will not require the Noteholder to surrender to the Company the certificate(s) for the Convertible Note.

     (b) Upon written consent of all holders of all outstanding Convertible Notes, the Company may redeem all or any portion of the then outstanding principal, interest or other payment due under this Convertible Note, before the Maturity Date.

     (c) The redemption monies in respect of the Convertible Note (or the relevant part thereof) comprise of:

          (i)  the principal amount so redeemed;

          (ii) arrears of interest, special interest and extraordinary interest accrued in accordance with Condition (B)2; and

          (iii) any outstanding amount payable in respect of the Convertible Note (or the relevant part thereof).

     (d) The Convertible Note (or such portion thereof) so redeemed shall be cancelled and may not be re-issued.

6.   Transferability

     (a) The Noteholder may transfer the whole or part of the rights in respect of this Convertible Note, provided that (without prejudice to any right of co-sale of the Noteholder):

          (I) the Noteholder shall first negotiate with the Founder on terms of the intended transfer before entering into agreement on the transfer if the transfer is intended to be made any other Person not being an Affiliate of the Noteholder;

          (II) the transfer will not be subject to or will be exempted from the prospectus and registration requirements under the Ontario Securities Act; and

          (III) the transferee shall have executed and delivered to the Company, as a condition precedent to any such transfer, a joinder agreement in form and substance satisfactory to the Company and all holders of Convertible Notes under which the transferee undertakes to be bound by certain provisions of the Subscription Agreement and the Investment Agreement, including without limiting the generality of the forgoing the obligation to first negotiation with the Founder on terms of any subsequent intended transfer by such transferee.

          For the avoidance of doubt, the Noteholder may transfer the Convertible Note to (i) any Person apart from the Founder where no agreement has been reached between the Noteholder and the Founder on the intended transfer within reasonable time or (ii) any of its Affiliates.

     (b) Title to this Convertible Note passes only upon the cancellation of the existing certificate and the issue of a new certificate (or new certificates in the case of a transfer of part of this Convertible
          Note) in accordance with Condition (B)6(c).

     (c) In relation to any transfer of this Convertible Note permitted under or otherwise pursuant to this Condition (B)6:

          (i) this Convertible Note may be transferred by execution of a form of transfer as specified by the Board under the hands of the transferor and the transferee (or their duly authorised representatives) or, where either the transferor or transferee is a corporation, executed by a duly authorised officer or director thereof. In this Condition, a "transferor" shall, where the context permits or requires, includes joint transferors and shall be construed accordingly; and

          (ii) save for loss destruction, the certificate(s) for this Convertible Note must be delivered for cancellation to the Company accompanied by (a) a duly executed transfer form; (b) in the case of the execution of the transfer form on behalf of a corporation by its officers or directors, the authority of that person or those persons to do so. The Company shall, within three
               (3) Business Days of receipt of such documents from the Noteholder, cancel the existing certificate for this Convertible Note and issue a new certificate for this Convertible Note (or new certificates in the case of a transfer of part of this Convertible Note) under the seal of the Company and the Founder, in favour of the transferee.

7.   Events of Default

     Any of the following shall constitute an "Event of Default":

     (a) if the Company fails to pay any amount principal or interest on the due date under these Conditions, the Subscription Agreement or the Transaction Documents and such default is not remedied within seven
          (7) Business Days of the due date;

     (b) if any Group Company or the Founder is in material default in the due performance of any other of its/his covenants or obligations to the Noteholder under these Conditions, the Subscription Agreement or the Transaction Documents and such default remains not remedied for seven
          (7) Business Days after written notice thereof has been given to the Company or such other defaulting party by the Noteholder;

     (c) save as stated or referred to in the Disclosure Letter, if any representation or warranty made by the Company or the Founder in the Subscription Agreement or the Transaction Documents is or would be materially incorrect, misleading or untrue;

     (d) if any Group Company (or, to the extent applicable, the Founder) takes any corporate action or other steps are taken or legal proceedings are started or threatened to start for its winding-up, dissolution, administration or re-organisation (apart from the Re-organisation) (whether by way of voluntary arrangement, creditors' actions or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, security trustee or similar officer of it or of any or all of its revenues and assets, without the prior written consent of all shareholders of the Company and all holders of all the outstanding Convertible Notes;

     (e) if any Group Company (or, to the extent applicable, the Founder) is dissolved and/or wound-up in any way or ceases or attempts to cease its activities or a major part thereof, or if any Group Company has discontinued or materially changed the nature of its business, or if any Group Company merges or consolidates with any other company or legal entity without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (f) if there is, or is proposed or agreed to be, a change in Control in any of the Group Company without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (g) if the Founder is in material default of any of his/its covenants or obligations under the Investment Agreement;

     (h) if the Company fails to deliver to each Investor on or before April 30, 2006 the Satisfactory Audited Reports in accordance with Clause 3.2(A) of the Subscription Agreement;

     (i) if all or a material part of the properties or rights or interests of any Group Company or the Founder are nationalised or expropriated;

     (j) if there is, or is proposed or agreed to be, any transfer of all or substantially all of the assets of any Group Company or the Founder without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (k) if any Group Company or the Founder is unable to pay its/his debts as they fall due, commences negotiations with any one or more of its/his creditors with a view to the general readjustment or rescheduling of its/his indebtedness or makes a general assignment for the benefit of or a composition with its/his creditors;

     (l) if at any time it is or becomes unlawful for any Group Company or the Founder to perform or comply with any or all of its obligations under these Conditions, the Subscription Agreement or the Transaction Documents, or any of the obligations of any Group Company or the Founder under these Conditions, the Subscription Agreement or the Transaction Documents cease to be legal, valid, binding and enforceable;

     (m) if any Group Company or the Founder repudiates the Subscription Agreement or any of the Transaction Documents or does or causes to be done any act or thing evidencing an intention to repudiate the Subscription Agreement or any of the Transaction Documents;

     (n) if any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of any Group Company;

     (o) if any of the Group Company fails to obtain all necessary Governmental Approvals to own its assets and to carry on its businesses, or any of such Governmental Approvals is not valid or is subject to any suspension, cancellation or revocation;

     (p) if the Founder or a company or corporation wholly Controlled by the Founder is no longer the largest Shareholder of the Company without the prior written consent from all holders of all outstanding Convertible Notes and holders of Shares issued upon conversion of Convertible Notes; or

     (q) if the proceeds of the Subscription Price is not used for the purpose stated in Clause 2.4 of the Subscription Agreement;

     (r) if any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraphs; or

     (s)  if any Group Company fails to comply with any Applicable Law.

8.   Guarantee


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

     (a)  The Founder irrevocably and unconditionally:

          (i) guarantees to the Noteholder punctual and due performance by the Company of all its obligations under the Convertible Note from time to time and the due payment and discharge of all such sums of money and liabilities expressed to be due, owing or incurred or payable and unpaid by the Company to the Noteholder pursuant to the Subscription Agreement and these Conditions from time to time or as a result of any breach thereof (including all reasonable expenses, including legal fees and Taxes incurred by the Noteholder in connection with any of the above);

          (ii) undertakes with the Noteholder that whenever the Company does not pay any amount when due under or in connection with the Convertible Note, he shall immediately on demand pay that amount as if he was the principal obligor; and

          (iii) indemnifies the Noteholder immediately on demand against any cost, loss or liability suffered by the Noteholder if any obligation guaranteed by him (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Noteholder would otherwise have been entitled to recover.

     (b) This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company under the Convertible Note, regardless of any intermediate payment or discharge in whole or in part.

     (c) If any payment to the Noteholder (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is avoided or reduced for any reason including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event:

          (i) the liability of the Company shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

          (ii) the Noteholder shall be entitled to recover the value or amount of that security or payment from the Founder, as if the payment, discharge, avoidance or reduction had not occurred.

     (d) The obligations of the Founder under this Condition (B)8 will not be affected by an act, omission, matter or thing which, but for this Condition, would reduce, release or prejudice any of its obligations under this Condition (without limitation and whether or not known to the Noteholder) including:

          (i) any time, waiver or consent granted by the Noteholder or other Person;

          (ii) the release of the Company or any other Person under the terms of any composition or arrangement with any creditor of any member of the Group;

          (iii) any lack of power, authority or legal personality of or dissolution or change in the members or status of the Company;

          (iv) any amendment (however fundamental) or replacement of the Convertible Note;

          (v) any unenforceability, illegality or invalidity of any obligation of any Person under the Convertible Note; and

          (vi) any bankruptcy, insolvency or similar proceedings.

     (e) The Founder hereby subordinates to the Noteholder any right he may have of first requiring the Noteholder (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from the Founder under this Condition (B)8 except to preserve any such claim. This waiver applies irrespective of any law or any provision of the Convertible Note to the contrary.

     (f) This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Noteholder.

     (g) Without prejudice to the Noteholder's rights against the Company, the Founder shall be deemed a principal obligor in respect of his obligations under this guarantee and not merely a surety and, accordingly, the Founder shall not be discharged nor shall his liability hereunder be affected by any act or thing or means whatsoever by which such liability would have been discharged or affected if the Founder had not been a principal obligor.

     (h) Until all moneys, obligations and liabilities (including contingent obligations and liabilities) due, owing or incurred by the Company under the Convertible Note have been paid or discharged in full, the Founder waives all rights of subrogation and indemnity against the Company and agrees not to claim any set-off or counterclaim against the Company or to claim to prove in competition with the Noteholder in the event of the bankruptcy, insolvency or liquidation of the Company.

     (i) All sums payable under this guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future Taxes, duties and/or other charges.

9.   Payment and Taxation

     (a) All payments in respect of the Convertible Note will be made without withholding or deduction of or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong, Canada or any authority therein or thereof having power to tax unless the withholding or deduction of such Taxes, duties, assessments or governmental charges is required by law. In that event, the Company or the Founder (as the case may be) will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholder after such withholding or deduction shall equal the respective amounts receivable in respect of the Convertible Note in the absence of such withholding or deduction provided that, notwithstanding any agreement to the contrary, no such additional amounts shall be payable by the Company or the Founder (as the case may be) in respect of any amounts deemed under Canadian income tax laws to constitute interest paid upon conversion of the Convertible Note.

     (b) All payments to the Noteholder shall be made in United States Dollars (or another currency as the Noteholder may otherwise specify in writing), not later than 4:00 p.m. (Hong Kong time) on the due date, by remittance to such bank account as the Noteholder may notify from time to time.

     (c) If the due date for payment of any amount in respect of the Convertible Note is not a Business Day, the Noteholder shall be entitled to payment on the next following Business Day in the same manner but shall not be entitled to be paid any interest in respect of any such delay.

     (d) The Company shall pay any and all issue and other Taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Shares on conversion of the Convertible Note, provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of the Convertible Note (or rights attached thereto) requested by the Noteholder.

10.  Replacement certificate

     If the certificate for this Convertible Note is lost or mutilated, the Noteholder shall forthwith notify the Company and a replacement certificate for this Convertible Note shall be issued if the Noteholder provides the Company with (i) a declaration by the Noteholder or its officer or director that this Convertible Note had been lost or mutilated (as the case may be) or other evidence that the certificate for this Convertible Note had been lost or mutilated; and (ii) an appropriate indemnity in such form and content as the Board may reasonably require. The certificate for this Convertible Note which has been replaced in accordance with this Condition
     (B)10 shall forthwith be cancelled.

                                      * * *


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

Exhibit (A) to the Conditions of Convertible Note


                                      -21-